Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

uniQure N.V.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities

Fees to Be Paid	Equity	Ordinary Shares, nominal value €0.05	Rule 457(r)	(1)	$(1)	(1)		$(2)	—	—	—	—
Fees to Be Paid	Debt	Debt Securities	Rule 457(r)	(1)	$(1)	(1)		$(2)
Fees to Be Paid	Other	Warrants	Rule 457(r)	(1)	$(1)	(1)		$(2)
Fees to Be Paid	Other	Rights	Rule 457(r)	(1)	$(1)	(1)		$(2)
Fees to Be Paid	Other	Units	Rule 457(r)	(1)	$(1)	(1)		$(2)
Fees Previously Paid	—	—	—	—	—	—		—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	—	—	—	—	—	—	—	—	—	—	—	—
	Total Offering Amounts					—	—	—
						—
	Total Fees Previously Paid				—		—	—
						—
	Total Fee Offsets				—		—	—
						—
	Net Fee Due				—		—	—

(1)	An indeterminate number or aggregate principal amount, as applicable, of securities of each identified class is being registered as may from time to time be offered on a primary basis at indeterminate prices, including an indeterminate number or amount of securities that may be issued upon the exercise, settlement, exchange or conversion of securities offered hereunder. Separate consideration may or may not be received for securities that are issuable upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional securities of the registrant that become issuable by reason of any splits, dividends or similar transactions or anti-dilution adjustments.

(2)	In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, the Registrant is deferring payment of all of the registration fee.